Exhibit 99.1

Alico, Inc. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2023

Fort Myers, FL, December 6, 2023 - Alico, Inc. (“Alico” or the “Company”) (Nasdaq: ALCO) today announces financial results for the fourth quarter and fiscal year ended September 30, 2023, the highlights of which are as follows:

•The Company's groves have been recovering from the impact of Hurricane Ian since September 2022.

•The Company reports net income attributable to Alico, Inc. common stockholders of $1.8 million and EBITDA of $23.0 million for the fiscal year ended September 30, 2023. After adjusting for certain non-recurring items, the Company reports adjusted net loss attributable to Alico, Inc. common stockholders of $(24.5) million and Adjusted EBITDA $(16.1) million for the year ended September 30, 2023.

•Land sales continued during the 2023 fiscal year, with the Company selling approximately 2,255 acres for approximately $12.0 million.

•The Company had approximately $70.0 million of undrawn credit available under its two lines of credit as of September 30, 2023.

•The Company maintains a strong balance sheet with a working capital ratio of 3.90 to 1.00, and has maintained its debt ratio at 0.30 to 1.00 for the 2023 fiscal year, as compared to 0.27 to 1.00 for the 2022 fiscal year.

Results of Operations

For the fiscal year ended September 30, 2023, the Company reported net income attributable to Alico common stockholders of $1.8 million, compared to net income attributable to Alico common stockholders of $12.5 million for the fiscal year ended September 30, 2022, relating to cost increases in fertilizer, herbicide, labor, and fuel used in maintaining its groves. These cost increases, combined with decreased revenue because of lower box production for both the Early and Mid-Season and the Valencia harvest, resulted in a higher cost of sales per box as compared to the same period in the prior year. For the fiscal year ended September 30, 2023, the Company had earnings of $0.24 per diluted common share, compared to earnings of $1.65 per diluted common share for the fiscal year ended September 30, 2022.
When both periods are adjusted for certain items, including gains on sale of real estate, federal relief proceeds from the 2017 Hurricane Irma and 2022 Hurricane Ian insurance proceeds and net realizable value adjustment, the Company had an adjusted net loss of $(3.23) per diluted common share for the fiscal year ended September 30, 2023, compared to an adjusted net income of $(0.21) per diluted common share for the fiscal year ended September 30, 2022. Adjusted EBITDA for the fiscal years ended September 30, 2023 and 2022 was $(16.1) million and $13.4 million, respectively.
The Company reported the following financial results:

(in thousands, except for per share amounts and percentages)
	Three Months Ended September 30,			Fiscal Years Ended September 30,
	2023	2022	Change	2023	2022	Change
Net income (loss) attributable to Alico, Inc. common stockholders	$940	$(21,080)	104.5%	$1,835	$12,459	(85.3)%
Earnings (loss) per diluted common share	$0.12	$(2.78)	104.3%	$0.24	$1.65	(85.5)%
EBITDA (1)	$6,530	$(19,840)	132.9%	$23,034	$32,081	(28.2)%
Adjusted EBITDA (1)	$(3,532)	$2,983	(218.4)%	$(16,055)	$13,406	(219.8)%
Net cash (used in) provided by operating activities	$(5,636)	$(4,269)	(32.0)%	$(6,254)	$6,523	(195.9)%
(1) “EBITDA” and “Adjusted EBITDA” are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures, including reconciliations of the Non-GAAP Financial Measures presented in this release to their most directly comparable GAAP measures.

These quarterly financial results also reflect the seasonal nature of the Company’s business. The majority of the Company’s citrus crop is harvested in the second and third quarters of the fiscal year; consequently, most of the Company's gross profit and cash flows from operating activities are typically recognized in those quarters and the Company’s working capital requirements are typically greater in the first and fourth quarters of the fiscal year.

Alico Citrus Division Results
Citrus production for the fiscal years ended September 30, 2023 and 2022 is summarized in the following table.

(in thousands, except per box and per pound solids data)
	Fiscal Years Ended September 30,		Change
	2023	2022	Unit	%
Boxes Harvested:
Early and Mid-Season	979	2,175	(1,196)	(55.0)%
Valencias	1,669	3,274	(1,605)	(49.0)%
Total Processed	2,648	5,449	(2,801)	(51.4)%
Fresh Fruit	41	91	(50)	(54.9)%
Total	2,689	5,540	(2,851)	(51.5)%
Pound Solids Produced:
Early and Mid-Season	4,586	11,034	(6,448)	(58.4)%
Valencias	8,702	17,756	(9,054)	(51.0)%
Total	13,288	28,790	(15,502)	(53.8)%
Pound Solids per Box:
Early and Mid-Season	4.68	5.07	(0.39)	(7.7)%
Valencias	5.21	5.42	(0.21)	(3.9)%
Price per Pound Solids:
Early and Mid-Season	$2.61	$2.56	$0.05	2.0%
Valencias	$2.75	$2.68	$0.07	2.6%
For the fiscal year ended September 30, 2023, Alico Citrus harvested 2.7 million boxes of fruit, a decrease of 51.5% from the prior year. This rate of decline in harvested production was substantially better than the USDA citrus report for the industry. The USDA reported a 61.7% decline in the total orange crop for the 2022-2023 harvest season, as compared to the prior year. As anticipated, the Company saw its average realized price per pound solids rise from $2.63 per pound solids in the prior fiscal year to $2.70 per pound solids in fiscal year 2023. The Company anticipates market prices in the upcoming 2023-2024 harvest season to be consistent or slightly above this past season’s market prices largely due to continued consumption of not-from-concentrate orange juice by retail consumers, low levels of inventory stocks at the juice processors and a tighter global supply for oranges.
Land Management and Other Operations Division Results
Land Management and Other Operations includes lease income from grazing rights leases, hunting leases, a farm lease, a lease to a third party of an aggregate mine, leases of oil extraction rights to third parties, and other miscellaneous income.
Income from operations for the Land Management and Other Operations Division decreased for the fiscal year ended September 30, 2023, by $0.5 million, compared to the prior year. This decrease was primarily driven by a reduction in the leased acreage relating to grazing and hunting leases, due to land sales.

Management Comment
John Kiernan, President and Chief Executive Officer, commented:
During 2023, Alico was recovering from the aftermath of Hurricane Ian that occurred in September 2022, which damaged half of our crops intended for the 2023 harvest season, and our financial results were disappointing as we expected. The approximately $28.2 million of insurance proceeds that we received during the fiscal year were used to help maintain our grove caretaking programs for our approximately 49,000 citrus acres located across 7 counties in Florida so that Alico will be ready to harvest a healthy citrus crop in 2023-24. We continue to hope to receive federal disaster relief funds from the Consolidated Appropriations Act that was passed into law December 2022, although we cannot determine the amount of relief we may be eligible for, or the timing of any possible relief fund payments. Alico continues to support Florida Citrus Mutual, our industry trade group, as well as government officials and agencies, as they work to finalize federal relief programs for this 2022 storm. Although our 2023-24 harvesting activities are just beginning now, we are confident that Alico’s crop recovery this season will be significant because of our exceptional caretaking practices and the maturity of over 2 million trees planted by the Company since 2017. In addition, over 35% of our trees have now been treated with an oxytetracycline (“OTC”) injection since January 2023 to combat citrus greening, with the goal to improve fruit quality and decrease the fruit drop rate. The full extent of its benefits will not be measurable until after the 2023-24 harvest.
On September 18, 2023, Alico signed a contract with the State of Florida to sell the remaining 17,229 acres of the Alico Ranch for approximately $77.6 million. The deal is anticipated to close by February 2024. Once closed, we will have sold a total of approximately 69,000 acres of the Alico Ranch for approximately $226 million to more than 25 buyers since 2018. Plans for the use of the proceeds are being finalized, with reducing balances on our working capital credit line incurred during Hurricane Ian as a priority, as well as repayment of variable rate debt balances without penalty and for general corporate purposes. It is possible that net operating losses over the past two years will shield a significant amount of the expected gain on the pending ranch sale, and it is also possible that the if proceeds are used to repay variable debt balances, the Company‘s net debt balances could range between $75 million and $80 million at the end of fiscal year 2024, which is a substantial decrease from the $127.6 million net debt balance at September 30, 2023.
Alico is proud to share that in fiscal year 2024 it has already partnered with another large citrus grower to manage approximately 3,300 acres of their citrus groves, with all expenses reimbursed and a management fee paid to us for our services.
Outside of our citrus operations, Alico recently concluded its work with land-use planning professionals in Florida evaluating the long-term potential highest and best use of our real estate assets. To be clear, Alico will continue to conduct our regular citrus operations at all of our groves for years to come, but the work of those land-planning professionals led to a decision by Alico to commence the multi-year entitlement process for a 4,500-acre grove near Fort Myers, in Collier County. We plan on continuing citrus operations there, while considering options for the most profitable use of the property.
All Alico shareholder litigation related to the balance sheet restatement last December has been voluntarily dismissed, without prejudice, by the plaintiffs.
Alico has over 125 years of experience as a leader in Florida agriculture and land management. We will continue evaluating all of our properties to explore creative solutions to enhance and extract value. We seek to provide our investors with the benefits and stability of a conventional agriculture investment, with the optionality that comes with active land management.
Other Corporate Financial Information
General and administrative expense for the year ended September 30, 2023 was $10.6 million, compared to $10.1 million for the year ended September 30, 2022. The increase was principally attributable to an increase in legal and professional fees, as compared to the same period last year.
Other income, net, for the years ended September 30, 2023 and 2022 was $6.7 million and $37.8 million, respectively. The decrease in other income, net was primarily due to fewer land sales, which resulted in lower gains on sales of $11.5 million during the year ended September 30, 2023, from $41.1 million for the prior year period.
Dividend
On October 13, 2023, the Company paid a fourth quarter cash dividend of $0.05 per share on its outstanding common stock to stockholders of record as of September 29, 2023.
Balance Sheet and Liquidity
The Company continues to demonstrate financial strength within its balance sheet, as highlighted below:
•The Company’s working capital was $43.7 million at September 30, 2023, representing a 3.90 to 1.00 ratio.
•The Company maintains a solid debt ratio. At September 30, 2023 and 2022, the ratios were 0.30 to 1.00 and 0.27 to 1.00, respectively.
•Available borrowings under its lines of credit were $70.0 million, at September 30, 2023.

About Alico
Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Land Management and Other Operations, which include land leasing and related support operations. Learn more about Alico (Nasdaq: “ALCO”) at www.alicoinc.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our anticipated sale of the Alico Ranch, expectations regarding market prices and the results of our 2023-24 harvest, business strategy, plans and objectives of management for future operations or any other statements relating to our future activities or other future events or conditions. These statements are based on our current expectations, estimates and projections about our business based, in part, on assumptions made by our management and can be identified by terms such as “will,” “should,” “expects,” “plans,” ,”hopes,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.
These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including, but not limited to: adverse weather conditions, natural disasters and other natural conditions, including the effects of climate change and hurricanes and tropical storms, particularly because our citrus groves are geographically concentrated in Florida; damage and loss from disease including, but not limited to, citrus greening and citrus canker; any adverse event affecting our citrus business; our ability to effectively perform grove management services, or to effectively manage an expanded portfolio of groves; our dependency on our relationship with Tropicana and Tropicana’s relationship with certain third parties for a significant portion of our business; our ability to execute our strategic growth initiatives and whether they adequately address the challenges or opportunities we face; product contamination and product liability claims; water use regulations restricting our access to water.; changes in immigration laws; harm to our reputation; tax risks associated a Section 1031 Exchange; risks associated with the undertaking of one or more significant corporate transactions; the seasonality of our citrus business; fluctuations in our earnings due to market supply and prices and demand for our products; climate change, or legal, regulatory, or market measures to address climate change; ESG issues, including those related to climate change and sustainability; increases in labor, personnel and benefits costs; increases in commodity or raw product costs, such as fuel and chemical costs; transportation risks; any change or the classification or valuation methods employed by county property appraisers related to our real estate taxes; liability for the use of fertilizers, pesticides, herbicides and other potentially hazardous substances; compliance with applicable environmental laws; loss of key employees; material weaknesses and other control deficiencies relating to our internal control over financial reporting ; macroeconomic conditions, such as rising inflation, the deadly conflicts in Ukraine and Israel, and the COVID-19 pandemic; system security risks, data protection breaches, cyber-attacks and systems integration issues; our indebtedness and ability to generate sufficient cash flow to service our debt obligations; higher interest expenses as a result of variable rates of interest for our debt; our ability to continue to pay cash dividends; and the other factors described under the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022, our Annual Report on Form 10-K for the year ended September 30, 2023 to be filed with the SEC and in our Quarterly Reports on Form 10-Q. Except as required by law, we do not undertake an obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
This press release also contains financial projections that are necessarily based upon a variety of estimates and assumptions which may not be realized and are inherently subject, in addition to the risks identified in the forward-looking statement disclaimer, to business, economic, competitive, industry, regulatory, market and financial uncertainties, many of which are beyond the Company’s control. There can be no assurance that the assumptions made in preparing the financial projections will prove accurate. Accordingly, actual results may differ materially from the financial projections.
Investor Contact:
Investor Relations
(239) 226-2060
InvestorRelations@alicoinc.com
Brad Heine
Chief Financial Officer
(239) 226-2000
bheine@alicoinc.com

ALICO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,062	$865
Accounts receivable, net	712	324
Inventories	52,481	27,682
Income tax receivable	1,200	1,116
Assets held for sale	1,632	205
Prepaid expenses and other current assets	1,718	1,424
Total current assets	58,805	31,616
Restricted cash	2,630	—
Property and equipment, net	361,849	372,479
Goodwill	2,246	2,246
Other non-current assets	2,823	2,914
Total assets	$428,353	$409,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,311	$3,366
Accrued liabilities	5,363	9,062
Current portion of long-term debt	2,566	3,035
Other current liabilities	825	1,062
Total current liabilities	15,065	16,525
Long-term debt, net	101,410	102,913
Lines of credit	24,722	4,928
Deferred income tax liabilities, net	36,410	35,589
Other liabilities	369	435
Total liabilities	177,976	160,390
Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 shares issued and 7,610,551 and 7,586,995 shares outstanding at September 30, 2023 and September 30, 2022, respectively	8,416	8,416
Additional paid in capital	20,045	19,784
Treasury stock, at cost, 806,341 and 829,150 shares held at September 30, 2023 and September 30, 2022, respectively	(27,274)	(27,948)
Retained earnings	243,804	243,490
Total Alico stockholders' equity	244,991	243,742
Noncontrolling interest	5,386	5,123
Total stockholders' equity	250,377	248,865
Total liabilities and stockholders' equity	$428,353	$409,255

ALICO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended September 30,
	2023	2022	2021
Operating revenues:
Alico Citrus	$38,145	$89,681	$105,796
Land Management and Other Operations	1,701	2,266	2,768
Total operating revenues	39,846	91,947	108,564
Operating expenses:
Alico Citrus	32,959	106,192	83,893
Land Management and Other Operations	441	520	778
Total operating expenses	33,400	106,712	84,671
Gross profit (loss)	6,446	(14,765)	23,893
General and administrative expenses	10,643	10,079	9,453
(Loss) income from operations	(4,197)	(24,844)	14,440
Other income (expense), net:
Investment and interest income, net	58	21	23
Interest expense	(4,911)	(3,324)	(3,987)
Gain on sale of property and equipment	11,509	41,102	35,898
Other income, net	—	—	13
Total other income, net	6,656	37,799	31,947
Income before income taxes	2,459	12,955	46,387
Income tax provision	801	1,069	11,567
Net income	1,658	11,886	34,820
Net loss attributable to noncontrolling interests	177	573	39
Net income attributable to Alico, Inc. common stockholders	$1,835	$12,459	$34,859
Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$0.24	$1.65	$4.64
Diluted	$0.24	$1.65	$4.64
Weighted-average number of common shares outstanding:
Basic	7,602	7,560	7,516
Diluted	7,602	7,568	7,519

Cash dividends declared per common share	$0.20	$2.00	$1.36

ALICO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2023	2022	2021
Net cash (used in) provided by operating activities:
Net income	$1,658	$11,886	$34,820
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization	15,487	15,229	15,122
Debt issue costs expense	141	255	179
Deferred income tax provision (benefit)	821	(3,876)	2,249
Gain on sale of property and equipment	(11,509)	(41,102)	(35,898)
Inventory net realizable value adjustment	1,616	6,676	—
Casualty loss – tree and building damage	—	1,400	—
Loss on disposal of property and equipment	9,624	3,251	2,338
Inventory casualty loss	—	14,900	—
Stock-based compensation expense	935	1,235	1,230
Other, net	(2)	160	(117)
Changes in operating assets and liabilities:
Accounts receivable	(388)	5,781	(1,758)
Inventories	(26,415)	(5,881)	(2,522)
Prepaid expenses	(294)	(271)	(115)
Income tax receivable	(84)	2,117	(2,452)
Other assets	235	(450)	575
Accounts payable and accrued liabilities	2,420	(5,111)	3,429
Other liabilities	(499)	324	(576)
Net cash (used in) provided by operating activities	(6,254)	6,523	16,504

Cash flows from investing activities:
Purchases of property and equipment	(16,656)	(20,731)	(22,258)
Acquisition of citrus groves	(77)	(136)	(18,527)
Proceeds from sale of property and equipment	11,359	43,159	37,266
Proceeds from property and casualty insurance	839	—	—
Other, net	412	176	251
Net cash (used in) provided by investing activities	(4,123)	22,468	(3,268)

Cash flows from financing activities:
Repayments on revolving lines of credit	(59,458)	(52,227)	(50,735)
Borrowings on revolving lines of credit	79,252	57,155	47,793
Principal payments on term loans	(2,098)	(19,598)	(21,957)
Capital contribution received from noncontrolling interest	441	294	—
Proceeds from exercise of stock options	—	465	—
Dividends paid	(4,933)	(15,101)	(7,138)
Net cash provided by (used in) financing activities	13,204	(29,012)	(32,037)

Net increase (decrease) in cash and cash equivalents and restricted cash	2,827	(21)	(18,801)
Cash and cash equivalents and restricted cash at beginning of the period	865	886	19,687

Cash and cash equivalents and restricted cash at end of the period	$3,692	$865	$886

Supplemental disclosure of cash flow information:
Cash paid for interest; net of amount capitalized	$4,433	$3,192	$3,940
Cash paid for income taxes	$—	$3,430	$11,770

Supplemental disclosure of non-cash investing and financing activities:
Dividends declared but unpaid	$381	$3,793	$3,763

Non-GAAP Financial Measures
In addition to the GAAP financial measures, Alico utilizes the EBITDA, Adjusted EBITDA, Adjusted Net (Loss) Income per Diluted Common Share and Net Debt which are non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that EBITDA, Adjusted EBITDA, Adjusted Net (Loss) Income per Diluted Common Share and Net Debt are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and help investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, depletion and amortization. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, depletion and amortization and adjustments for non-recurring transactions or transactions that are not indicative of our core operating results, such as gains or losses on sales of real estate, property and equipment and assets held for sale. Adjusted Net (Loss) Income per Diluted Common Share is defined as net income adjusted for non-recurring transactions divided by diluted common shares. Net Debt is defined as Current portion of long-term debt, Long-term debt, net and Lines of credit, less cash and cash equivalents.

Adjusted EBITDA

(in thousands)
	Three Months Ended September 30,		Years Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to common stockholders	$940	$(21,080)	$1,835	$12,459
Interest expense	1,293	699	4,911	3,324
Income tax provision (benefit)	495	(3,212)	801	1,069
Depreciation, depletion, and amortization	3,802	3,753	15,487	15,229
EBITDA	6,530	(19,840)	23,034	32,081
Non-GAAP Adjustments:
Inventory Casualty Loss - Hurricane Ian	—	14,900	—	14,900
Inventory net realizable value adjustment - Hurricane Ian	—	6,676	1,616	6,676
Property Casualty Loss - Hurricane Ian	—	1,400	—	1,400
Employee stock compensation expense (1)	66	145	347	574
Federal relief - Hurricane Irma	—	—	(1,315)	(1,123)
Insurance proceeds - Hurricane Ian	(5,987)	—	(28,228)	—
Gain on sale of real estate, property and equipment and assets held for sale	(4,141)	(298)	(11,509)	(41,102)
Adjusted EBITDA	$(3,532)	$2,983	$(16,055)	$13,406

(1) Includes stock compensation expense for current executives, senior management and other employees.

Adjusted Net Income (Loss) Earnings Per Diluted Common Share

(in thousands)
	Three Months Ended September 30,		Years Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to common stockholders	$940	$(21,080)	$1,835	$12,459
Non-GAAP Adjustments:
Inventory Casualty Loss - Hurricane Ian	—	14,900	—	14,900
Inventory net realizable value adjustment - Hurricane Ian	—	6,676	1,616	6,676
Property Casualty Loss - Hurricane Ian	—	1,400	—	1,400
Employee stock compensation expense (1)	66	145	347	574
Federal relief - Hurricane Irma	—	—	(1,315)	(1,123)
Insurance proceeds - Hurricane Ian	(5,987)	—	(28,228)	—
Gain on sale of real estate, property and equipment and assets held for sale	(4,141)	(298)	(11,509)	(41,102)
Tax impact (2)	8,874	(427)	12,735	4,613
Adjusted net (loss) income attributable to common stockholders	$(248)	$1,316	$(24,519)	$(1,603)

Diluted common shares	7,610	7,587	7,602	7,568

Adjusted net (loss) income per diluted common share	$(0.03)	$0.17	$(3.23)	$(0.21)

(1) Includes stock compensation expense for current executives, senior management and other employees.
(2) Benefit in the twelve-month period ended September 30, 2022 is the result of a charitable contribution related to a sales transaction with the State of Florida.

Net Debt

(in thousands)
	Years Ended September 30,
	2023	2022
Current portion of long-term debt	$2,566	$3,035
Long-term debt, net	101,410	102,913
Lines of credit	24,722	4,928
Total Debt	128,698	110,876
Cash and cash equivalents	(1,062)	(865)
Net Debt	$127,636	$110,011

Source: Alico, Inc.